                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                               Penton Media, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

PENTON LOGO
Penton Media, Inc.
The Penton Media Building
1300 East Ninth Street
Cleveland, Ohio 44114-1503

----------------------------------------
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
ON JUNE 12, 2003
----------------------------------------

TO THE STOCKHOLDERS:

The annual meeting of stockholders of Penton Media, Inc. will be held on Thursday, June 12, 2003, at 2:00 P.M., local time, at the Penton Media Conference Center, 1300 East Ninth Street, Cleveland, Ohio, for the following purposes:

     1. To elect three directors to the Board of Directors for a three-year term expiring in 2006.

     2. To ratify the appointment of Penton's independent certified accountants for the fiscal year ending December 31, 2003.

     3. To adopt an amendment to Penton's Restated Certificate of Incorporation to effect a reverse stock split at one of two ratios.

     4. To adopt an amendment to the Certificate of Designations governing Penton's Series B Convertible Preferred Stock to amend the definition of "Change of Control Cap."

     5. To adopt an amendment to Penton's Restated Certificate of Incorporation to remove the provision limiting the number of directors to thirteen.

     6. To transact such other business as may properly be brought before the meeting.

The annual meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

The Board of Directors has fixed the close of business on May 6, 2003, as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose concerning the meeting, during ordinary business hours at Penton's principal executive offices, 1300 East Ninth Street, Cleveland, Ohio 44114-1503 during the ten days preceding the meeting.

Stockholders are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and promptly return it in the accompanying envelope, whether or not they plan to attend the annual meeting.
                                          By Order of the Board of Directors

                                          /s/ Preston L. Vice
                                          PRESTON L. VICE
                                          Secretary
Cleveland, Ohio
May 1, 2003

PENTON LOGO
Penton Media, Inc.

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of the stockholders of Penton Media, Inc. to be held on Thursday, June 12, 2003, beginning at 2:00 P.M., local time, at the Penton Media Conference Center, 1300 East Ninth Street, Cleveland, Ohio. This proxy statement is being provided in connection with the solicitation of proxies by the Board of Directors for use at the 2003 annual meeting of stockholders and at any adjournment or postponement of the meeting. This proxy statement and the enclosed proxy card are first being mailed to stockholders on or about May 1, 2003.

ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At Penton's annual meeting, stockholders will act upon the matters described in the accompanying notice of annual meeting of stockholders. These matters include:

     - To elect three directors for a three-year term expiring in 2006;

     - To ratify the appointment of Penton's independent certified accountants for the fiscal year ending December 31, 2003;

     - To adopt an amendment to Penton's Restated Certificate of Incorporation to effect a reverse stock split at one of two ratios;

     - To adopt an amendment to the Certificate of Designations governing Penton's Series B Convertible Preferred Stock to amend the definition of "Change of Control Cap";

     - To adopt an amendment to Penton's Restated Certificate of Incorporation to remove the provision limiting the number of directors to thirteen; and

     - To transact such other business as may properly be brought before the meeting.

In addition, Penton's management will report on the performance of Penton during the 2002 Fiscal Year and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

Only holders of record of our outstanding common stock and preferred stock at the close of business on the record date, May 6, 2003, are entitled to receive notice of and to vote at the meeting, or any postponement or adjournment of the meeting.

A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose concerning the meeting, during ordinary business hours at Penton's principle executive offices, 1300 East Ninth Street, Cleveland, Ohio 44114-1503 during the ten days preceding the meeting.

HOW MANY VOTES DO I GET?

Each holder of common stock is entitled to one vote per share of common stock with respect to all matters on which the holders of common stock are entitled to vote. The holders of the preferred stock are entitled to a total of 7,737,046 votes with respect to all matters on which the holders of preferred stock are entitled to vote.

WHO CAN ATTEND THE MEETING?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

WHAT CONSTITUTES A QUORUM?

Under Penton's Bylaws, the presence at the annual meeting, in person or by proxy, of the holders of shares of Penton stock entitled to cast at least a majority of the votes which the outstanding stock entitled to vote at the annual meeting is entitled to cast on a particular matter will constitute a quorum entitled to take action with respect to that vote on that matter. As of May 6, 2003, the record date for the annual meeting, 32,805,103 shares of common stock of Penton were outstanding and traded on the New York Stock Exchange. Also as of May 6, 2003, there were 50,000 shares of preferred stock outstanding, and the holders of those shares are entitled to a total of 7,737,046 votes. The holders of Penton's common stock and preferred stock are entitled to vote on all matters.

Abstentions and broker "non-votes" are counted as present and entitled to vote for the purposes of determining a quorum.

WHAT IS A BROKER "NON-VOTE"?

A broker "non-vote" occurs when a nominee holding stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

HOW DO I VOTE?

Sign and date each proxy card you receive and return it in the prepaid envelope. All shares of stock entitled to vote at the annual meeting that are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions given in such proxies or, if no contrary instructions are given therein, will be voted in accordance with the Board's recommendations. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the Board's recommendations.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

The Board's recommendations are set forth after the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

     - FOR the election of the directors as described under "Election of Directors";

     - FOR the proposal of the Board of Directors to ratify the appointment of Penton's independent certified accountants for the fiscal year ending December 31, 2003;

     - FOR the amendment to Penton's Restated Certificate of Incorporation to effect a reverse stock split;

     - FOR the amendment to the Certificate of Designations governing Penton's Series B Convertible Preferred Stock to amend the definition of "Change of Control Cap"; and

     - FOR the amendment to Penton's Restated Certificate of Incorporation to remove the provision limiting the number of directors to thirteen.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

The designees of the holders of our preferred stock to our Board of Directors abstain from all references to the Board of Directors' recommendation in this proxy statement with respect to proposals four and five because of their possible conflict of interest as a result of their affiliation to the holders of the preferred stock. The members of our Board of Directors designated by the holders of our preferred stock are Daniel C. Budde, Hannah C. Craven, Peni A. Garber, Vincent D. Kelly and Perry A. Sook.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. Any stockholder who has given a proxy with respect to any matter may revoke it at any time prior to the closing of the polls as to that matter at the annual meeting by delivering a notice of revocation or a duly executed proxy bearing a later date to the Secretary of Penton, or by attending the annual meeting and voting in person.

WHO WILL COUNT THE VOTE?

National City Bank, our independent stock transfer agent, will count the votes and act as the inspector of election.

WHAT SHARES ARE INCLUDED ON THE PROXY CARD(S)?

The shares on your proxy card(s) represent ALL of your shares of stock of Penton. If you have shares in the 401(k) Plan and do not vote by proxy, or return your proxy card with an unclear voting designation or no voting designation at all, The Northern Trust Company will vote your plan shares in proportion to the way the other plan participants voted their shares held in the plan.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, sign and return all proxy cards. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our stock transfer agent, National City Bank, at (800) 622-6757.

HOW ARE PROXIES SOLICITED?

Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of regular employees of Penton personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and Penton will reimburse them for their expenses in doing so.

The entire cost of the solicitation will be borne by Penton.

WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS DUE?

To be considered for inclusion in Penton's proxy statement for the 2004 annual stockholders meeting, stockholder proposals must be received at Penton's offices no later than December 31, 2003. Proposals must be in compliance with Rule 14a-8 under the Securities Exchange Act of 1934 and Penton's Bylaws, and must be submitted in writing, delivered or mailed to the Corporate Secretary, Penton Media, Inc., 1300 East Ninth Street, Cleveland, Ohio 44114-1503.

In addition, Penton's Bylaws require that if a stockholder desires to introduce a stockholder proposal or nominate a director candidate from the floor of the 2004 annual meeting of the stockholders, such proposal or nomination must be submitted in writing to Penton's Corporate Secretary at the above address not less than 60 days nor more than 90 days prior to the first anniversary of the 2003 annual meeting of the stockholders or, if the date of the annual meeting is more than 30 days prior to or more than 60 days after the preceding anniversary date, notice by the stockholder will be timely if received not earlier than the 90th day prior to the 2004 annual stockholders meeting and not later than the close of business on the later of (i) the 60th day prior to the 2004 annual stockholders meeting or (ii) the 10th day following public announcement of the 2004 annual stockholders meeting.

Each notice by stockholders must set forth (i) the name and address of the stockholder who intends to make the nomination or proposal and of any beneficial owner on whose behalf the nomination or proposal is made and (ii) the class and number of shares of common stock that are owned beneficially and of record by such stockholder and beneficial owner, if any. In the case of a stockholder proposal, the notice must also set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder or beneficial owner, if any, in that proposed business.

MAY A STOCKHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF PENTON?

As a stockholder, you may recommend any person as a nominee for director of Penton. Each nomination must be submitted in the same manner as for other stockholder proposals. Also, the notice must set forth any information regarding the nominee proposed by the stockholder that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and the consent, if so required, of the nominee to be named in a proxy statement as a candidate for election and to serve as a director of Penton if elected.

DO THE STOCKHOLDERS HAVE ANY APPRAISAL RIGHTS WITH REGARD TO ANY OF THE
PROPOSALS?

No. Under Delaware law, stockholders are not entitled to appraisal rights with respect to these proposals.

ARE THERE ANY INDIVIDUALS OR ENTITIES THAT HAVE A SPECIAL INTEREST IN ANY OF THE PROPOSALS?

Mr. Budde, Ms. Craven, Ms. Garber, Mr. Kelly and Mr. Sook, the directors designated by the holders of our preferred stock, may be deemed to have an interest in Proposals 4 and 5 due to their affiliation with the holders of the preferred stock and these holders' interest in these proposals. Penton does not believe that any interest they may have with regard to these proposals would be opposed to the best interests of the Company.

WHAT IS THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT?

The following table sets forth information with respect to the beneficial ownership of Penton's common stock and preferred stock as of April 1, 2003, by
(a) the persons known by Penton to be the beneficial owners of more than 5% of the outstanding shares of common stock, (b) each director, and nominee for director, of Penton, (c) each of the executive officers of Penton listed in the Summary Compensation Table, and (d) all directors, nominees and executive officers of Penton as a group. The information set forth in the table as to directors, nominees and executive officers is based upon information furnished to Penton by them in connection with the preparation of this Proxy Statement. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is: c/o Penton Media, Inc., 1300 East Ninth Street, Cleveland, Ohio 44114-1503.

                                                                                  PERCENT OF
                                                               NUMBER OF      OUTSTANDING SHARES
                                                               SHARES OF          OF COMMON
NAME                                                        COMMON STOCK(1)        STOCK(2)
----                                                        ---------------   ------------------
ABRY Mezzanine Partners, L.P.(3)..........................     5,575,999(4)(5)       14.53%
  c/o ABRY Partners, LLC
  111 Huntington Avenue
  30th Floor
  Boston, Massachusetts 02199
David L. Babson & Company(6)..............................     1,721,900             5.25
  One Memorial Drive
  Cambridge, Massachusetts 02142
Mario J. Gabelli, et al(7)................................     6,082,803            18.54
  One Corporate Center
  Rye, New York 10580
R. Douglas Greene(8)......................................     2,508,701(9)          7.65
  c/o New Hope Group LLC
  600 Linden Ave.
  Boulder, Colorado 80304
Sandler Capital Management(10)............................     2,787,614(5)(11)        7.83
  767 Fifth Avenue, 45th Floor
  New York, New York 10153
Paul W. Brown.............................................        10,999(12)            *
Daniel C. Budde(13).......................................     5,576,999            14.53
Hannah Craven(14).........................................     2,787,614             7.83
Darrell C. Denny..........................................        42,038(15)            *
William C. Donohue........................................       384,575(16)         1.17
Peni A. Garber(13)........................................     5,575,999            14.53
King Harris...............................................       357,306(17)         1.09
Vincent D. Kelly..........................................             0                *
Thomas L. Kemp............................................       508,477(18)         1.54
David B. Nussbaum.........................................       153,990(19)            *
Daniel J. Ramella.........................................       364,898(20)         1.11
Edward J. Schwartz........................................        31,143(21)            *
Perry A. Sook.............................................             0                *
William B. Summers........................................        64,899(22)            *
All Directors and Executive Officers as a Group (18
  persons)................................................    13,267,312(23)        31.86

---------------

  *  Less than one percent

 (1) Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares.

 (2) Calculated using 32,805,103, the number of shares of common stock outstanding as of April 1, 2003. This number excludes the number of shares of common stock (1) into which the outstanding preferred stock is convertible, (2) for which the outstanding warrants are exercisable and (3) for which any options to purchase common stock held by directors and executive officers are exercisable.

 (3) The information as to ABRY Mezzanine Partners, L.P. and entities controlled directly or indirectly by ABRY is derived in part from Schedule 13D, as filed with the commission on March 28, 2002, statements required to be filed by ABRY pursuant to Section 16(a) of the Exchange Act, and information furnished to Penton separately by ABRY.

 (4) ABRY does not currently own any shares of common stock. This number represents the number of shares of common stock ABRY would be entitled to receive upon conversion of its preferred stock and exercise of its warrants to purchase common stock. ABRY and its affiliated entities currently own 30,000 shares of preferred stock convertible, as of April 1, 2003, into approximately 4,615,999 shares of common stock and warrants to purchase an aggregate of 960,000 shares of common stock.

 (5) This number reflects the total number of shares of common stock such holder is entitled to receive upon conversion of its preferred stock and exercise of the related warrants. The number of shares into which a share of preferred stock is convertible is calculated by dividing its current liquidation preference by the conversion price. The liquidation preference is the sum of the liquidation value of the preferred stock, currently $1,000, plus any accrued dividends. Currently, dividends compound and accrue daily. Consequently, the number of shares into which the preferred stock is convertible increases daily. So long as any of Penton's 10 3/8% senior subordinated notes due 2011 and 11 7/8% senior secured notes due 2007 remain outstanding, the number of shares of common stock that each of ABRY Mezzanine Partners, L.P. and its affiliated entities, ABACUS Master Fund Ltd. and Sandler Capital Management and its affiliated entities are entitled to receive pursuant to the conversion of their preferred stock and exercise of the warrants is limited by the terms of the Certificate of Designations governing the preferred stock and warrant agreements, respectively, to prevent any holder or group of holders of preferred stock or warrants from becoming the beneficial owner of more than 35% of the aggregate votes of the outstanding capital stock of Penton entitled to vote in the election of directors. Currently, no holder of preferred stock is limited by this provision.

 (6) The information as to David L. Babson & Company (Babson) is derived from Scheduled 13G, as filed with the Commission on February 6, 2003.

 (7) The information as to Mario J. Gabelli and entities controlled directly or indirectly by Mr. Gabelli is derived from Schedule 13D/A, as filed with the Commission on February 20, 2003, and statements required to be filed by Mr. Gabelli and entities controlled directly or indirectly by Mr. Gabelli pursuant to Section 16(a) of the Exchange Act. Such statement discloses that (i) Mr. Gabelli is the chief investment officer for most of the entities signing such statements and is deemed to have beneficial ownership of the shares beneficially owned by all such entities, (ii) Mr. Gabelli and such entities do not admit that they constitute a group within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder, and (iii) with respect to Penton common stock, Mr. Gabelli and such entities have the sole power to vote and dispose of all the shares of which they are beneficial owners, unless the aggregate voting interest of all such entities exceeds 25% of Penton's total voting interest or other special circumstances exist, in which case the proxy voting committees of certain of such entities would have the sole power to vote certain shares of Penton common stock except 210,383 shares of Penton's common stock as to which they have no voting power.

 (8) The information as to Mr. Greene is derived in part from Schedule 13D, as filed with the commission on June 21, 1999, statements required to be filed by Mr. Greene pursuant to Section 16(a) of the Exchange Act, and information furnished to Penton separately by Mr. Greene. Mr. Greene has indirect beneficial ownership of the common stock under Rule 13d-3 of the Securities Exchange Act of 1934 through New Hope Group, LLC, a Colorado corporation ("New Hope Group"). Mr. Greene is the chief executive officer, sole director and sole shareholder of New Hope Group. Mr. Greene is a director of Penton.

 (9) Includes 4,999 shares subject to options currently exercisable or exercisable within 60 days of April 1, 2003.

(10) The information as to Sandler Capital Management and entities controlled directly or indirectly by Sandler is derived in part from Schedule 13D, as filed with the commission on March 28, 2002, and information furnished to Penton separately by Sandler.

(11) Sandler does not currently own any shares of common stock. This number represents the number of shares of common stock Sandler would be entitled to receive upon conversion of its preferred stock and exercise of its warrants to purchase common stock. Sandler and its affiliated entities currently own 15,000 shares of preferred stock convertible, as of April 1, 2003, into approximately 2,307,614 shares of common stock and warrants to purchase an aggregate of 480,000 shares of common stock.

(12) Includes 10,999 shares subject to options currently exercisable or exercisable within 60 days of April 1, 2003.

(13) Ms. Garber and Mr. Budde may be deemed to beneficially own the stock beneficially owned by ABRY and its affiliated entities because of their relationship with ABRY and its affiliated entities and because they were appointed to Penton's Board of Directors at the request of ABRY. Ms. Garber and Mr. Budde disclaim any beneficial ownership of the shares of stock owned by ABRY and its affiliates. In addition, Mr. Budde owns 1,000 shares individually.

(14) Ms. Craven may be deemed to beneficially own the stock beneficially owned by Sandler and its affiliated entities because of her relationship with Sandler and its affiliated entities and because she was appointed to Penton's Board of Directors at the request of Sandler. Ms. Craven disclaims any beneficial ownership of the shares of stock owned by Sandler and its affiliates.

(15) Includes 20,000 shares subject to options currently exercisable or exercisable within 60 days of April 1, 2003.

(16) Includes 74,075 shares held in trust for the benefit of Mr. Donohue's children, for which Mr. Donohue disclaims beneficial ownership. Includes 10,500 shares subject to options currently exercisable or exercisable within 60 days of April 1, 2003.

(17) Mr. King Harris shares the power to vote and dispose of 25,000 such shares. Includes 12,999 shares subject to options currently exercisable or exercisable within 60 days of April 1, 2003.

(18) Includes 2,625 shares held in trust for the benefit of Mr. Kemp's children, for which Mr. Kemp disclaims beneficial ownership. Includes 190,655 shares subject to options currently exercisable or exercisable within 60 days of April 1, 2003.

(19) Includes 58,500 shares subject to options currently exercisable or exercisable within 60 days of April 1, 2003.

(20) Includes 101,000 shares subject to options currently exercisable or exercisable within 60 days of April 1, 2003.

(21) Includes 25,999 shares subject to options currently exercisable or exercisable within 60 days of April 1, 2003.

(22) Includes 10,999 shares subject to options currently exercisable or exercisable within 60 days of April 1, 2003.

(23) Includes the 5,575,999 shares of common stock that may be deemed to be beneficially owned by Ms. Garber and Mr. Budde, the 2,787,614 shares of common stock that may be deemed to be beneficially owned by Ms. Craven and 477,150 shares subject to options held by directors and executive officers currently exercisable or exercisable within 60 days of April 1, 2003.

PROPOSAL TO ELECT THREE DIRECTORS TO THE BOARD (PROPOSAL 1)

WHAT ARE WE ASKING YOU TO APPROVE?

Three directors are to be elected to serve a three-year term expiring in 2006 and until their respective successors have been elected.

The holders of the preferred stock are currently entitled to five seats on the Board of Directors. Immediately upon the closing of the private placement of the preferred stock and warrants in March 2002, the holders of preferred stock were entitled to three seats on the Board of Directors. At last year's annual meeting of stockholders, Mr. Budde and Mmes. Craven and Garber were elected to the Board of Directors by the preferred stockholders to serve a three-year term expiring in 2005. As of April 1, 2003, the holders of preferred stock were entitled to two additional seats on the Board of Directors as a result of Penton's leverage ratio, as determined in accordance with the terms of the preferred stock purchase agreement, exceeding 7.5 to 1.0. In accordance with agreements entered into at the time of the private placement, John J. Meehan and David B. Nussbaum resigned as directors. The Board of Directors appointed Messrs. Kelly and Sook to fill the vacancies to serve until the annual meeting.

Paul W. Brown has decided not to stand for re-election as a director of Penton. Consequently, the Board of Directors has determined to reduce the number of directors comprising the Board of Directors from 12 to 11. Nominees for election this year are: Vincent D. Kelly, Daniel J. Ramella and Perry A. Sook.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO PROPOSAL 1?

THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES.

WHAT VOTE IS REQUIRED FOR THIS PROPOSAL?

A plurality of the votes of the shares of common stock and preferred stock present in person or represented by proxy and entitled to vote on the election of directors is required to elect Mr. Ramella.

For the election of Messrs. Kelly and Sook, a plurality of the votes of the holders of preferred stock, voting separately as a single class and to the exclusion of the holders of the common stock, is required to elect each nominee. Under applicable Delaware law, in determining whether each nominee has received the requisite number of votes, abstentions and broker non-votes will not be counted.

Except to the extent that stockholders indicate otherwise on their proxies solicited by Penton's Board of Directors, the holders of such proxies intend to vote such proxies for the election as directors of the persons named above as nominees for election, provided that if any of the nominees for election shall be unable or shall fail to act as such by virtue of an unexpected occurrence, such proxies will be voted for such other person or persons as shall be determined by the holders of such proxies in their discretion. Alternatively, so long as such action does not conflict with the provisions of Penton's Restated Certificate of Incorporation, as amended, the Board of Directors may, in its discretion, reduce the number of directors to be elected.

BOARD OF DIRECTORS

NOMINEES FOR DIRECTOR FOR A THREE-YEAR TERM EXPIRING 2006:

                             DIRECTOR                       PRINCIPAL OCCUPATION
NOMINEE                       SINCE     AGE                  AND DIRECTORSHIPS
-------                      --------   ---                 --------------------
Vincent D. Kelly               2003     43    President and Chief Operating Officer of
                                              Metrocall, Inc. (provider of paging and advanced
                                              wireless data and messaging services) since
                                              February 2003. Chief Operating Officer, Chief
                                              Financial Officer and Executive Vice President
                                              of Metrocall, Inc. from 1987 to February 2003.
                                              Metrocall, Inc. filed a voluntary petition for
                                              reorganization under the U.S. bankruptcy laws in
                                              June 2002 and successfully emerged from
                                              bankruptcy in October 2002.
Daniel J. Ramella(E)           1990     51    President and Chief Operating Officer of Penton
                                              since 1990.

                             DIRECTOR                       PRINCIPAL OCCUPATION
NOMINEE                       SINCE     AGE                  AND DIRECTORSHIPS
-------                      --------   ---                 --------------------
Perry A. Sook                  2003     45    President and Chief Executive Officer of Nexstar
                                              Broadcasting Group, Inc. (television
                                              broadcasting company) since 1996. Director of
                                              Nexstar Broadcasting Group, Inc., the
                                              Pennsylvania Association of Broadcasters, the
                                              Television Bureau of Advertising and the Ohio
                                              University Foundation.

DIRECTORS CONTINUING IN OFFICE UNTIL 2004:

                             DIRECTOR                       PRINCIPAL OCCUPATION
NOMINEE                       SINCE     AGE                  AND DIRECTORSHIPS
-------                      --------   ---                 --------------------
King Harris(C)(E)(N)           1987     60    Vice Chairman of the Board since March 2001.
                                              Non-executive Chairman of the Board from May
                                              1998 to March 2001. Chairman, Harris Holdings,
                                              Inc. since November 2000. Chief Executive
                                              Officer of Pittway Corporation (manufacturer and
                                              distributor of alarm and other security products
                                              and, since February 2000, a subsidiary of
                                              Honeywell International Inc.) from May 1987 to
                                              October 2000. Non-executive Chairman of the
                                              Board and Director, Aptar Group, Inc. Director,
                                              Alberto-Culver Company since 2002.
Thomas L. Kemp(E)              1996     51    Chairman of the Board since March 2001. Chief
                                              Executive Officer of Penton since September
                                              1996; Chairman of the Board of Penton from
                                              September 1996 to May 1998.
Edward J. Schwartz(A)(I)       1998     62    President, Harris Holdings, Inc. since November
                                              2000. Vice President of the Security and Fire
                                              Solutions Business of Honeywell International
                                              Inc.'s Home and Building Control Group from
                                              February 2000 to January 2001. Vice President of
                                              Pittway Corporation (manufacturer and
                                              distributor of alarm and other security products
                                              and, since February 2000, a subsidiary of
                                              Honeywell International Inc.) from 1989 to
                                              February 2000.
William B. Summers(A)(I)       2000     53    Chairman of McDonald Investments, Inc. (an
                                              investment banking and securities firm and a
                                              subsidiary of Key Corp) since October 2000,
                                              Chairman and CEO of McDonald Investments Inc.
                                              from August 1995 to October 2000. Executive Vice
                                              President and a member of the Management
                                              Committee of Key Corp. from November 1998 to
                                              December 2000. Director, the New York Stock
                                              Exchange since March 1998. Director, Wilson
                                              Greatbatch Technologies, Inc. since 2001.

DIRECTORS CONTINUING IN OFFICE UNTIL 2005:

                             DIRECTOR                       PRINCIPAL OCCUPATION
NOMINEE                       SINCE     AGE                  AND DIRECTORSHIPS
-------                      --------   ---                 --------------------
Daniel C. Budde(C)             2002     42    Partner of ABRY Partners, LLC (investment
                                              holding company) since 2001. Managing Director,
                                              Bond and Corporate Finance Group, John Hancock
                                              Financial Services Company (investment holding
                                              company) from 1989 to 2001. Co-President,
                                              Hancock Mezzanine Investments, LLC from August
                                              2000 to July 2001.
Hannah C. Craven(I)            2002     37    Managing Director of Sandler Capital Management
                                              (investment holding company) since 1993.
                                              Director of Millbrook Press since 1997.
Peni A. Garber(I)              2002     40    Partner of ABRY Partners, LLC (investment
                                              holding company) since October 2000. Co-Head of
                                              ABRY Mezzanine Partners, L.P. (investment
                                              holding company) since 2001. Director of Muzak
                                              Holdings, LLC (provider of business music
                                              programming) since March 1999.
R. Douglas Greene(C)(E)(N)     1999     53    Director and Chief Executive Officer of New Hope
                                              Group, LLC (investment holding company) since
                                              May 1999. Investor in joint venture business
                                              interests in media and entertainment companies
                                              and international businesses in the publishing
                                              and forest products industries. Chairman and
                                              Chief Executive Officer of New Hope
                                              Communications Inc. from February 1981 to May
                                              1999.

---------------

(A) Member of Audit Review Committee

(C) Member of Compensation Committee

(E) Member of Executive Committee

(I) Member of Investment Committee

(N) Member of Nominating Committee

AGREEMENTS REGARDING BOARD REPRESENTATION

The holders of the preferred stock were initially entitled to appoint three members to our Board of Directors. Pursuant to the agreement by which Penton sold its preferred stock and related warrants to a group of investors led by ABRY Mezzanine Partners, L.P., Mr. Budde and Mmes. Craven and Garber were appointed by the Board of Directors of Penton to serve as directors of Penton. At last year's annual meeting of stockholders, Mr. Budde and Mmes. Craven and Garber were elected to the Board of Directors by the preferred stockholders to serve a three-year term expiring in 2005.

At such time as the holders of convertible preferred stock cease to hold shares of preferred stock having an aggregate liquidation preference of at least $25 million, they will lose the right to appoint the director for one of these three Board seats.

Upon the occurrence of the following events, the holders of a majority of the preferred stock may nominate two additional members to our Board of Directors and, if such triggering events have not been cured or waived prior to the end of the next succeeding quarter, may appoint one less than a minimum majority of our Board of Directors:

     - Failure to comply with certain specified covenants and obligations contained in the convertible preferred stock certificate of designations or purchase agreement and such failure is not cured within 90 days;

     - Any representation or warranty in the convertible preferred stock purchase agreement is proven to be false or incorrect in any material respect; and

     - Any default that results in the acceleration of indebtedness, where the principal amount of such indebtedness, when added to the principal amount of all other indebtedness then in default, exceeds $5 million or final judgments for the payment of money aggregating more than $1 million (net of insurance proceeds) are entered against us and are not discharged, dismissed, or stayed pending appeal within 90 days after entry.

As of April 1, 2003, the holders of preferred stock were entitled to two additional seats on the Board of Directors as a result of Penton's leverage ratio, as determined in accordance with the terms of the preferred stock purchase agreement, exceeding 7.5 to 1.0. In accordance with agreements entered into at the time of the private placement, Messrs. Meehan and Nussbaum resigned as directors. The Board of Directors appointed Messrs. Kelly and Sook to fill the vacancies and serve until the annual meeting.

Upon the occurrence of the following events, the holders of a majority of the preferred stock may appoint one less than a minimum majority of our Board of
Directors:

     - Failure to pay the liquidation preference or any cash dividends, to the extent declared, when due; and

     - Failure to comply with certain specified covenants and obligations contained in the preferred stock certificate of designations or purchase agreement.

Upon the occurrence of the following event, the holders of a majority of the preferred stock may appoint a minimum majority of our Board of Directors:

     - We initiate or consent to proceedings under any applicable bankruptcy, insolvency, composition, or other similar laws or make a conveyance or assignment for the benefit of our creditors generally or any holders of any lien takes possession of, or a receiver, administrator, or other similar officer is appointed for, all or substantially all of our properties, assets or revenues and is not discharged within 90 days.

On March 19, 2008, the holders of a majority of the preferred stock then outstanding, if they meet the threshold described in the following paragraph, will be entitled to appoint one less than a minimum majority of our Board of Directors, subject to the right to appoint a minimum majority of our Board of Directors as described in the immediately preceding paragraph.

At such time as the holders of preferred stock cease to hold shares of convertible preferred stock having an aggregate liquidation preference of at least $10 million and such holders' beneficial ownership of our preferred stock and common stock constitutes less than 5% of the aggregate voting power of our voting securities, the holders of preferred stock will no longer have the right to any directors.

We have also granted the holders of the preferred stock the right to have representatives attend meetings of the Board of Directors until such time as they no longer own any preferred stock, warrants or shares of common stock issued upon conversion of the preferred stock and exercise of the warrants.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors of Penton met nine times during 2002. All of the directors attended at least seventy-five percent of the total meetings held by the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS AND COMMITTEE MEETINGS

Penton's Board of Directors has an Audit Review Committee, a Compensation Committee, an Executive Committee, an Investment Committee and a Nominating Committee. All of the directors attended at least seventy-five percent of the total meetings held by the committees on which they served in 2002.

Executive Committee. The Executive Committee consists of Mr. Harris as Chairman and Messrs. Kemp, Ramella, and Greene. When the Board is not in session, the Executive Committee may exercise all the powers and authority of the Board except as limited by law and Penton's Restated Certificate of Incorporation. The Executive Committee held four meetings in fiscal 2002.

Audit Review Committee. The Audit Review Committee consists of Mr. Schwartz as Chairman and Messrs. Brown and Summers. Mr. Brown is not standing for re-election as a director of Penton, and a replacement has not yet been named. The Audit Review Committee reviews, as it deems appropriate, and approves internal accounting and financial controls for Penton and auditing practices and procedures to be employed in the preparation and audit of Penton's financial statements. The Audit Review Committee makes recommendations to the full Board concerning the engagement of independent public accountants to audit Penton's annual financial statements and arranges with such accountants the scope of the audit to be undertaken by such accountants. The Audit Review Committee held five meetings in fiscal 2002.

Compensation Committee. The Compensation Committee consists of Mr. Harris as Chairman and Messrs. Brown, Budde and Greene. Mr. Brown is not standing for re-election as a director of Penton, and a replacement has not yet been named. The Compensation Committee reviews and determines the compensation of executive officers, reviews and makes recommendations to the Board with respect to salaries, bonuses, and deferred compensation of other officers and executives, compensation of directors and management succession, and makes such determinations and performs such other duties as are expressly delegated to it pursuant to the terms of any employee benefit plan of Penton. The Compensation Committee held three meetings in fiscal 2002.

Investment Committee. The Investment Committee consists of Mr. Summers as Chairman and Mr. Schwartz and Mmes. Craven and Garber. The Investment Committee provides objectives and guidelines for the investment of funds held in trust under Penton's pension plan, acts as the investment committee for purposes of Penton's 401(k) plan, and reviews the performance of investment managers charged with investing Penton pension plan funds. The Investment Committee held two meetings in fiscal 2002.

Nominating Committee. The Nominating Committee consists of Mr. Greene as Chairman and Mr. Harris. Mr. Kemp, who served on the Nominating Committee in 2002, resigned from the committee in April 2003. The Nominating Committee, as it deems appropriate, makes recommendations to the full Board with respect to the size and composition of the Board and its committees and with respect to nominees for election as directors. The Nominating Committee held two meeting in fiscal 2002.

The Nominating Committee considers suggestions regarding candidates for election to the Board submitted by stockholders in writing to Penton's Secretary. With regard to the 2004 annual meeting of stockholders, any such suggestion must be received by the Secretary no later than the date by which stockholder proposals for such annual meeting must be received as described below under the heading "Stockholder Proposals for the 2004 Annual Meeting."

EXECUTIVE OFFICERS

All officers of Penton are elected each year by the Board of Directors at its annual organization meeting. In addition to Messrs. Kemp and Ramella, information with respect to whom is set forth above, the executive officers of Penton include the following:

     Jocelyn A. Bradford, 45, Vice President and Controller since January 2000. Before joining Penton, Ms. Bradford spent three years at Century Business Services, Inc. as Controller from December 1996 through April 1998 and as Treasurer from April 1998 through January 2000.

     Darrell C. Denny, 44, President of the Lifestyle Media and IT Media Groups since September 2002. Executive Vice President of Penton and President of the Lifestyle Media division of Penton from October 2000 to September 2002. Executive Vice President/Group President and Operating Chair from August 1998 to September 2000, Senior Vice President from 1995 to August 1998 and Vice President from 1994 to 1995 of Miller Freeman, Inc. (business magazine publisher and exhibition manager).

     William C. Donohue, 58, Executive Vice President and President of the Industry Media division of Penton since July 2002, Executive Vice President of Penton and President of the Retail Media division of Penton since February 2001. President of Donohue Meehan Publishing Company (business publishing company and a subsidiary of Penton) since January 1987.

     John J. Meehan, 55, Executive Vice President of Donohue Meehan Publishing Company (a business publishing company and a subsidiary of Penton) since January 1987.

     David B. Nussbaum, 45, Executive Vice President and President of the Technology and Lifestyle division of Penton since September 2002, Executive Vice President of Penton and President of the Technology Media division of Penton since September 1998. President of Internet World Media, Inc. (a business trade show and publishing company and a subsidiary of Penton) since December 1998. Senior Vice President from 1995 to August 1998 and Vice President from 1994 to 1995 of Miller Freeman Inc. (business magazine publisher and exhibition manager).

     Preston L. Vice, 55, Chief Financial Officer of Penton since February 2003, Interim Chief Financial Officer of Penton from May 2002 until February 2003, Senior Vice President and Secretary of Penton since July 1998, Senior Vice President since prior to 1998.

COMPENSATION

BOARD COMPENSATION

Compensation of non-employee directors consists of an annual retainer of $20,000, plus $3,000 for each Board meeting attended in person, $1,000 for each Board meeting attended by telephone and $1,000 for each committee meeting attended, except that $500 is paid for attending a committee meeting held on the same day as a Board meeting. The Chairman of each of the Audit Review Committee and the Compensation Committee is paid an additional $5,000 per year. Ms. Garber, Mr. Budde and Ms. Craven and employee directors are not compensated for serving as directors.

Each director of Penton will be reimbursed by Penton for out-of-pocket expenses incurred in attending Board and Board committee meetings.

Penton has adopted the Penton Media, Inc. 1998 Director Stock Option Plan (As Amended and Restated Effective as of March 15, 2001) for non-employee directors. The plan was approved by the stockholders at the 1999 annual meeting, and an increase in the number of shares of common stock authorized under the plan was approved by stockholders at the 2001 annual meeting. Pursuant to the plan, and subject to certain limitations contained in it, the Board may grant non-qualified options to purchase common stock, at an exercise price not less than fair market value on the date of grant, to directors of Penton who at the time of grant are not employees of Penton or any of its subsidiaries. In addition, the Board may authorize the grant of restricted stock or deferred shares to non-employee directors under the plan. The plan also provides that the Board may permit non-employee directors to elect to receive non-qualified options, restricted stock or deferred shares in lieu of all or a portion of such non-employee director's compensation otherwise payable in cash. No awards were granted under the plan in 2002.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for the Chief Executive Officer of Penton (who served as such throughout 2002) and for each of Penton's four most highly compensated other executive officers during 2002 who were serving at the end of 2002.

                                                                   LONG-TERM COMPENSATION
                                                             -----------------------------------
                                                                      AWARDS
                                                             ------------------------   PAYOUTS
                                             ANNUAL                                     --------
                                          COMPENSATION       RESTRICTED    SECURITIES               ALL OTHER
                                      --------------------     STOCK       UNDERLYING     LTIP       COMPEN-
NAME AND                               SALARY      BONUS      AWARD(S)      OPTIONS     PAYOUTS      SATION
PRINCIPAL POSITION             YEAR     ($)         ($)         ($)           (#)         ($)          ($)
------------------             ----   --------    --------   ----------    ----------   --------    ---------
Thomas L. Kemp,                2002   $577,500(1) $ 50,000   $1,653,774(2)        0            0     $ 3,739(3)
Chief Executive Officer        2001    600,000      50,000      778,750(2)  150,000            0      14,800
                               2000    550,000     592,375            0      46,000            0      13,742
Daniel J. Ramella,             2002    433,125(1)   35,000    1,041,624(2)        0            0       5,034(3)
President and                  2001    450,000      35,000      510,860(2)  105,000            0       9,933
Chief Operating Officer        2000    400,000     447,375            0      30,000            0       9,494
David B. Nussbaum,             2002    410,000      30,000      436,043(2)        0            0       2,966(3)
Executive Vice President       2001    410,000      26,500      211,820(2)   75,000            0       7,784
and Division President         2000    375,000     504,590            0      20,000     $450,000(4)    5,266
Darrell C. Denny,              2002    312,813(1)   92,350      108,698(2)        0            0       5,089(3)
President, Lifestyle Media     2001    325,000     107,300       52,955(2)   35,000            0       4,074
and IT Media Groups (5)        2000     67,708           0      100,000(6)   20,000            0           0
William C. Donohue,            2002    298,375(1)   30,000            0           0            0           0
Executive Vice President       2001    310,000      15,000            0       2,500            0       4,992
and Division President         2000    310,000     148,750            0       2,500            0       9,776

---------------

(1) Each of Messrs. Kemp, Ramella, Denny and Donohue voluntarily agreed to a 5% reduction to his 2002 base salary compared to his 2001 base salary, which reduction was effective from April 1, 2002, until December 31, 2002.

(2) Deferred shares awarded: Mr. Kemp, 125,000, Mr. Ramella, 82,000, Mr. Nussbaum, 34,000, and Mr. Denny, 8,500 shares awarded in 2001, and Mr. Kemp, 211,480, Mr. Ramella, 133,200, Mr. Nussbaum, 55,760, and Mr. Denny, 13,900
    shares awarded in 2002, each having a one-year deferral period; provided, however, that each such award of deferred shares will become nonforfeitable with respect to 25% of the award on each three-month anniversary of the date of grant. Deferral periods are subject to acceleration in the event of death, permanent disability, retirement upon reaching age sixty-five, termination without cause, termination for good reason or upon a change of control of Penton. These numbers are based on the value of Penton's common stock as of the date of grant. As of December 31, 2002, the value of the deferred shares awarded to Messrs. Kemp, Ramella, Nussbaum and Denny in 2001 were $85,000, $55,760, $23,120, and $5,780, respectively. As of December 31,
    2002, the value of the deferred shares awarded to Messrs. Kemp, Ramella, Nussbaum and Denny in 2002 were $143,806, $90,576, $37,917 and $9,452, respectively. The deferred shares do not provide for dividend equivalents or voting rights.

(3) For term life and long-term disability insurance provided by Penton during the year.

(4) In accordance with the terms of his employment agreement, Mr. Nussbaum received a one-time payment equal to $450,000. This payment was made to Mr. Nussbaum upon the achievement of specified performance goals based on the overall growth of the Technology Media division of Penton over the period from 1998 through 2000.

(5) Mr. Denny joined Penton in October 2000.

(6) In accordance with the terms of his employment agreement, Mr. Denny was awarded 3,538 Deferred Shares having a one-year deferral period, in lieu of a signing bonus that would otherwise have been paid in cash. This number is based on the value of Penton's common stock as of the date of grant. As of December 31, 2002, the value of the award was $2,406. These Deferred Shares did not provide for dividend equivalents or voting rights.

STOCK OPTION GRANTS DURING YEAR

No stock options were granted to executive officers named in the Summary Compensation Table during 2002.

OPTION EXERCISES AND YEAR-END VALUES

The following table sets forth information with respect to exercises of options during 2002 by the executive officers named in the Summary Compensation Table and the values of unexercised options held by them as of December 31, 2002.

         AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                          SHARES                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                        ACQUIRED ON                    OPTIONS AT YEAR-END (#)           AT YEAR-END ($)
                         EXERCISE        VALUE       ---------------------------   ---------------------------
NAME                        (#)       REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   ------------   -----------   -------------   -----------   -------------
Thomas L. Kemp               0             0           144,655        196,000           0              0
Daniel J. Ramella            0             0            71,000        135,000           0              0
David B. Nussbaum            0             0            38,500         95,000           0              0
Darrell C. Denny             0             0                 0         55,000           0              0
William C. Donohue(1)        0             0                 0         20,000           0              0

---------------

(1) As of December 31, 2002, Mr. Donohue had the right to receive options to acquire 13,000 shares based on his participation in the option exchange approved by stockholders in 2002, which options he received on February 24, 2003. Of these, options to acquire 10,500 shares are currently exercisable and options to acquire 2,500 shares are not currently exercisable.

             LONG-TERM INCENTIVE PLANS # AWARDS IN LAST FISCAL YEAR

The following table sets forth information relating to the long-term incentive awards that were made on February 5, 2002, under the Equity and Performance Incentive Plan for the following named executive officers.

                                                                       ESTIMATED FUTURE PAYOUTS
                                                                            UNDER NON-STOCK
                                                PERFORMANCE              PRICE-BASED PLANS(1)
                       NUMBER OF SHARES,          OR OTHER                (NUMBER OF SHARES)
                           UNITS OR             PERIOD UNTIL        -------------------------------
NAME                     OTHER RIGHTS       MATURATION OR PAYOUT    THRESHOLD    TARGET     MAXIMUM
----                   -----------------    --------------------    ---------    -------    -------
Thomas L. Kemp              125,000          1/1/02 - 12/31/04       62,500      125,000    187,500
Daniel J. Ramella            90,000          1/1/02 - 12/31/04       45,000       90,000    135,000
David B. Nussbaum            75,000          1/1/02 - 12/31/04       37,500       75,000    112,500
Darrell C. Denny             40,000          1/1/02 - 12/31/04       20,000       40,000     60,000
William C. Donohue           40,000          1/1/02 - 12/31/04       20,000       40,000     60,000

---------------

(1) Estimated payout if certain performance levels are achieved. No payout occurs unless a specified minimum performance is achieved.

The above table presents information about performance shares granted during the year pursuant to Penton's Equity and Performance Incentive Plan. Each performance share, if earned, entitles the executive officer to receive one share of Penton's common stock. The earning of the performance shares awarded is subject to the achievement of specified performance goals, based on Penton's income (loss) before interest, taxes, depreciation and amortization and unusual items (EBITDA) over the three year period from January 1, 2002 through December 31, 2004.

The total target number of shares which each of Messrs. Kemp, Ramella, Nussbaum, Denny and Donohue may earn are 125,000, 90,000, 75,000, 40,000 and 40,000, respectively (the "Target Performance Shares").

None of the Target Performance Shares will be earned unless a specified minimum performance is achieved. A portion (50% to 90%) of the Target Performance Shares may be earned if EBITDA per share is below the specified target level but above the minimum performance level. If EBITDA per share meets the specified target level, all of the Target Performance Shares will be earned. If EBITDA per share exceeds the specified target level, up to 150% of the Target Performance Shares may be earned.

EMPLOYMENT AGREEMENTS

The Compensation Committee approved restated employment agreements with each of Messrs. Kemp and Ramella in 1999 and approved initial employment agreements with each of Messrs. Nussbaum and Denny in 1998 and 2000, respectively. Each of these employment agreements was amended on December 11, 2001. The agreements are for terms currently expiring December 31, 2003, in the case of Messrs. Kemp and Ramella, September 8, 2003, in the case of Mr. Nussbaum and October 15, 2003, in the case of Mr. Denny, and will renew automatically for an additional year after such expiration dates (or until age 65, if earlier) unless either party thereto elects otherwise, but may be terminated by the executive with 120 days notice.

The agreements for Messrs. Kemp, Ramella and Denny provide for participation in Penton's Supplemental Executive Retirement Plan. The agreements also provide for supplementary life insurance for Messrs. Kemp, Ramella, Nussbaum and Denny in an amount equal to one and one-half times each executive's salary and supplementary long-term disability coverage that provides for a maximum monthly benefit (when combined with Penton's base long-term disability plan) of $18,333 per month for Messrs. Kemp, Ramella, Nussbaum and Denny.

In addition, the agreements provide for additional supplementary life and long-term disability insurance coverage for Messrs. Kemp, Ramella, Nussbaum and Denny that would provide benefits, in the event of the executive's covered death or disability, in the amount of $4,000,000, $2,610,000, $1,070,000 and $270,000, respectively, payable in a single lump sum. In the event the life or long-term disability insurance coverage described in the preceding sentence cannot be procured or maintained, Penton will pay the benefit from its own funds.

Each employment agreement provides for a payment to each executive in an amount equal to the total of all income taxes imposed on the executive as a result of
(a) the provision of the life insurance and the long-term disability coverage,
(b) imputed income to the executive with respect to the Senior Executive Loan Program and (c) such payment.

Each employment agreement also provides for a payment to each executive in an amount equal to the total of all income taxes imposed on the executive as a result of (a)(i) the issuance to the executive of the deferred shares granted to the executive on April 23, 2002, on an accelerated basis following a change of control, the executive's death or permanent disability, a termination without cause, a termination by executive for good reason or involuntary retirement or
(ii) any other issuance of the deferred shares if a change of control occurs prior to the payment in full of amounts due under the Senior Executive Loan Program and (b) such payment.

Each employment agreement further entitles the executive to receive a payment in the event that the excise tax under Section 4999 of the Internal Revenue Code applies to the issuance of the deferred shares or the payment described in the preceding paragraph and the sum of (a) the value of the deferred shares (reduced by such excise tax) plus (b) the value of the shares purchased by the executive pursuant to the Senior Executive Loan Program plus (c) the proceeds of any life insurance or long-term disability coverage ((a), (b) and (c), the "Loan Payments") is less than the amount due and owing under the Senior Executive Loan Program at the time of the change of control (the "Change of Control Loan Balance"). In that event, the payment referred to in the preceding sentence will be in an amount equal to the sum of
(x) the lesser of (1) the difference between the Change of Control Loan Balance and the Loan Payments or (2) 20% of the sum of the value of the deferred shares at the time of the change of control plus such payment plus (y) an amount, such that after payment of all taxes (including any excise tax under Code Section
4999) imposed on such payment, the executives retain an amount equal to the Code
Section 4999 excise tax imposed upon such payment.

The agreements also provide that in the event the executive's employment is terminated by Penton (other than for "cause" (as defined in the agreements) or by reason of his death, disability or retirement) or by the executive for "good reason" (as defined in the agreements and as described below), the executive will be entitled to receive certain severance benefits.

In the case of Messrs. Kemp and Ramella, upon the occurrence of the events described in the preceding paragraph, each such executive is entitled to receive
(a) any accrued but unpaid salary and expense reimbursement and (b) salary (as in effect at the time of termination or, if higher, as in effect as of the most recent extension of the employment period) for a period of three years following the date of his termination of employment. In addition, in the event that the employment of Messrs. Kemp or Ramella is terminated by Penton other than for cause or by the executive for good reason with the two year period following a "change of control," each such executive will be entitled to receive a payment (payable, at the executive's option, in a lump sum) equal to (i) the executive's target bonus for the year in which the termination occurs or, if higher, the executive's target bonus for the preceding year or the year in which the change of control occurs and (ii) if the executive's employment is terminated after July 1 of the then-current year, a pro-rated portion of the executive's target bonus for the year in which the termination occurs or, if higher, a pro-rated portion of the executive's target bonus for the preceding year or the year in which the change of control occurs.

In the case of Messrs. Nussbaum and Denny, each such executive is entitled to receive (a) any accrued but unpaid salary and expense reimbursement and (b) his salary (as in effect at the time of termination or, if higher, as in effect as of the most recent extension of the employment period) for a period of two years following the date of his termination of employment. In addition, in the event that the employment of Messrs. Nussbaum or Denny is terminated by Penton other than for cause or by the executive for good reason within the two year period following a "change of control," each such executive will be entitled to receive a payment (payable, at the executive's option, in a lump sum) equal to his target bonus for the year in which the termination occurs or, if higher, the executive's target bonus for the preceding year or the year in which the change of control occurs. All executives party to such agreements are also entitled to the continuation of certain additional benefits (e.g., medical insurance).

Payments and benefits under the employment agreements are subject to reduction in order to avoid the application of the excise tax on "excess parachute payments" under the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the executive.

The transactions that are deemed to result in a change of control for the purposes of these agreements include: (a) any person (with certain exceptions as described in the agreements) becoming the beneficial owner of 40% or more of the voting stock of Penton (or, with respect to Mr. Nussbaum, the filing of a Schedule 13D or Schedule 14D that discloses that any person has become the beneficial owner of 20% or more of the voting stock of Penton); (b) individuals who, as of the date of the agreements, constitute the board of directors (the "Incumbent Board") cease for any reason (other than death or disability) to constitute at least a majority of the board of directors (provided that any individual who becomes a director subsequent to the date of the agreements whose appointment or election is approved by a majority of the Incumbent Board is considered to be a member of the Incumbent Board);

(c) a merger or consolidation with, or sale of all of or substantially all of Penton's assets to another entity, as a result of which less than a majority of the voting shares of the surviving entity are owned by former shareholders of Penton; and (d) approval by the shareholders of Penton of a complete liquidation or dissolution of Penton. "Good reason" for termination of employment by the executive includes reduction in salary, the failure by Penton to extend the executive's employment under the agreement or a breach by Penton of the terms of the agreement and, in the case of Mr. Nussbaum, a change of control.

Each agreement includes non-competition, non-solicitation and confidentiality obligations on the part of the executive, which survive its termination.

PLANS AND ARRANGEMENTS

Retirement Plan

Participants in the Penton Media, Inc. Retirement Plan consist of a majority of the full-time employees of Penton and its subsidiaries in the United States, including the executive officers. The plan is fully paid for by Penton, and employees become fully vested after five years of service. The annual benefit payable to an employee under the plan upon retirement, computed as a straight life annuity amount, equals the sum of the separate amounts the employee accrues for each of his years of service under the plan. Such separate amounts are determined as follows: for each year through 1988, 1.2% of such year's compensation up to the Social Security wage base for such year and 1.85% (2.0% for years after 1986) of such year's compensation above such wage base; for each year after 1988 through the year in which the employee reaches thirty-five years of service, 1.2% of such year's "covered compensation" and 1.85% of such year's compensation above such "covered compensation;" and for each year thereafter, 1.2% of such year's compensation. Years of service and compensation with Pittway Corporation prior to Penton's spinoff from Pittway in August of 1998 are taken into account under the plan. The employee's compensation under the plan for any year includes all salary (before any election under Pittway's or Penton's salary reduction plan or cafeteria plan), commissions and overtime pay and, beginning in 1989, bonuses, subject to such year's limit applicable to tax-qualified retirement plans ($160,000 for 1999, $170,000 for 2000 and 2001, and $200,000
each year thereafter). The employee's "covered compensation" under the plan for any year is generally the average, computed as of such year, of the Social Security wage bases for each of the thirty-five years preceding the employee's Social Security retirement age, assuming that such year's Social Security wage base will not change in the future. Normal retirement age under the plan is age 65, and reduced benefits are available as early as age 55. Benefits are not subject to reduction for Social Security benefits or other offset amounts. Estimated annual benefits payable under the plan upon retirement at normal retirement age for the following persons (assuming 1999 compensation at $160,000, 2000 and 2001 compensation at $170,000 and future compensation at the $200,000 limit currently applicable, and that covered compensation remains constant) are: Mr. Kemp, $60,167; Mr. Ramella, $94,912; Mr. Nussbaum, $74,081; Mr. Denny, $68,864; and Mr. Donohue, $33,336.

Supplemental Executive Retirement Plan

Messrs. Kemp, Ramella, Denny and Nussbaum participate in Penton's Supplemental Executive Retirement Plan, which is not tax-qualified. The annual benefit payable to a participant under the plan at age 65, computed as a straight life annuity amount, equals the sum of the separate amounts the participant accrues for each of his years of service after September 3, 1996, for Mr. Kemp, July 1, 1977, for Mr. Ramella, September 8, 1998, for Mr. Nussbaum and October 16, 2000, for Mr. Denny. Years of service and compensation with Pittway are taken into account. The separate amount for each such year is 1.85% of that portion of the participant's salary and annual discretionary cash bonus, if any, for such year (before any election under Pittway's or Penton's salary reduction plan, and including any portion of such bonus taken in the form of Deferred Shares Awards) in excess of the limit applicable that year to the compensation that may be taken into account under tax-qualified retirement plans ($160,000 in 1999, $170,000 in 2000 and 2001 and $200,000 in 2002) but less than $500,000. Benefits are not
subject to reduction for Social Security benefits or other offset amounts. Accrued benefits are subject to forfeiture in certain events. Estimated annual benefits payable under the plan upon retirement at age 65 for the following persons (assuming 2003 and future annual salary and discretionary cash bonus of not more than $500,000 for each of them and that the $200,000 limit currently applicable remains constant) are: Mr. Kemp, $111,515, Mr. Ramella, $116,329, Mr. Nussbaum, $108,406 and Mr. Denny, $82,442.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals who served as members of the Compensation Committee in 2002 was or has been an officer or employee of Penton or, other than Mr. Budde, engaged in transactions with Penton (other than in his capacity as director). In connection with the closing of the sale of our preferred stock and related warrants, we paid ABRY Mezzanine Partners, L.P., with whom Mr. Budde is affiliated, a fee of $450,000, or 1.5% of the purchase price paid by ABRY Mezzanine Partners, L.P.

None of Penton's executive officers serves as a director or member of the compensation committee of another entity, one of whose executive officers serves as a member of the Compensation Committee or a director of Penton.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any other Penton filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Penton specifically incorporates this report by reference therein, and shall not otherwise be deemed filed under those Acts.

The Compensation Committee of the Board of Directors is responsible for establishing and administering an executive compensation program for Penton, determining the compensation of the Chief Executive Officer of Penton and approving the compensation proposed by the Chief Executive Officer for all other executive officers of Penton listed in the Summary Compensation Table. Actions regarding compensation for 2002 were approved by the Compensation Committee. Penton's Compensation Committee intends to follow the compensation policies discussed below.

The Compensation Committee, comprised of four non-employee directors, has prepared this report to summarize Penton's policies and practices with regard to executive compensation.

OBJECTIVES

Penton's basic objectives for executive compensation are to recruit and keep top quality executive leadership focused on attaining long-term corporate goals and increasing stockholder value.

ELEMENTS OF COMPENSATION

Total compensation has three components: (1) base salary; (2) short-term incentive (generally cash bonus); and (3) long-term incentive (generally stock options and performance shares).

Base Salary

Base salaries for executive officers are set within ranges that are reasonable, considering comparable positions in companies similar to Penton in industry and region. Base salaries are also intended to be equitable and high enough to keep qualified executives from being overdependent on cash bonuses.

Short-Term Incentives

Annual cash bonuses are based on Penton's attainment of its earnings objectives. Generally, all cash bonuses are tied to individual and group performance based on goals established at the start of the year, consistent with the Senior Executive Bonus Plan, and are available in proportionately greater amounts to those who can most influence corporate earnings. In addition, certain employees may use all or a portion of their cash bonuses to increase their ownership of common stock under the Penton Media, Inc. Management Stock Purchase Plan.

Long-Term Incentives

Long-term incentives consisting of stock options, deferred shares and performance shares are intended to motivate executives to make and execute plans that improve stockholders' value over the long-term.

CHIEF EXECUTIVE OFFICER COMPENSATION

At the start of the 2001 fiscal year, the Compensation Committee increased Mr. Kemp's salary to $600,000. In 2002, Mr. Kemp received 125,000 performance shares which vest subject to the achievement of specified performance goals. The shares vest upon the attainment of performance goals based on Penton's EBITDA per share over the three year period from January 1, 2002 through December 31, 2004. In addition, Mr. Kemp received 211,480 deferred shares in 2002. These deferred shares have a one-year deferral period; provided, however, that they become non-forfeitable with respect to 25% of the award on each three-month anniversary of the date of grant.

This report is submitted on behalf of the Compensation Committee:

                                          King Harris, Chairman
                                          Daniel C. Budde
                                          Paul W. Brown
                                          R. Douglas Greene

PERFORMANCE GRAPH

The following graph reflects a comparison of the cumulative total stockholder return on the common stock with the Russell 2000 Market Index and an index of peer companies, respectively, for the period commencing August 10, 1998 (the initial trading date for the common stock) through December 31, 2002. The peer group consists of Elsevier NV, Meredith Corporation, Inc., Playboy Enterprises, Inc. (Class B), Primedia, Inc., Reader's Digest Association, Inc., Reed International Plc, Scholastic Corporation, United News & Media Plc and Ziff-Davis, Inc. The peer group has been revised to exclude CMP Media, Inc., which was included in the peer group for 1998, because it was sold to Miller Freeman, Inc. in 1999. CMP's removal did not significantly affect the peer group's 1998 performance. The graph assumes that the value of the investment in the common stock and each index was $100 at August 10, 1998, and all dividends were reinvested. The comparisons in this graph are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of the actual future return on the common stock.

                       AUGUST 10,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                          1998          1998           1999           2000           2001           2002
 Penton Media           $100.00       $125.12        $149.29        $167.90        $ 39.23         $ 4.26
 Russell 2000 Index      100.00        100.79         120.54         115.34         116.51          91.37
 Peer Group              100.00         93.79         100.56         116.80          83.55          80.42

REPORT OF THE AUDIT REVIEW COMMITTEE

This Report of the Audit Review Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any other Penton filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Penton specifically incorporates this report by reference therein, and shall not otherwise be deemed filed under those Acts.

All members of the Audit Review Committee are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

During 2001, the Audit Review Committee of the Board of Directors developed a charter for the Committee, which was approved by the full Board.

As set forth in more detail in the charter, The Audit Review Committee's primary responsibilities fall into three broad categories:

     - first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by Penton's management, including discussions with management and Penton's outside auditors about draft annual financial statements and key accounting and reporting matters;

     - second, the Committee is responsible for matters concerning the relationship between Penton and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to Penton; and determining whether the outside auditors are independent (based in part on the annual letter provided to Penton pursuant to Independence Standards Board Standard No. 1); and

     - third, the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met five times during 2002.

In monitoring the preparation of Penton's financial statements, the Committee met with both management and Penton's outside auditors to review and discuss results of operations prior to quarterly and year-end announcements and the annual financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees).

With respect to Penton's outside auditors, the Committee, among other things, discussed with PricewaterhouseCoopers LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee has also considered whether the provision of non-audit services to Penton by PricewaterhouseCoopers LLP is compatible with maintaining its independence.

Finally, the Committee reviewed proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of Penton's audited financial statements in Penton's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange commission.

                                          Members of the Audit Review Committee

                                          Edward J. Schwartz, Chairman
                                          Paul W. Brown
                                          William B. Summers

CERTAIN TRANSACTIONS

In 2000, Penton adopted the Senior Executive Loan Program pursuant to which certain executives purchased common stock from the Company in exchange for a promissory note. The maximum amount of indebtedness that was outstanding under this loan program since January 1, 2002, for each of Messrs. Kemp, Ramella, Nussbaum, Denny and Vice was $3,985,635, $2,600,158, $1,062,623, $264,958 and
$895,902, respectively. The amounts also represent the outstanding balances as of May 1, 2003.

In connection with the closing of the sale of our preferred stock and related warrants, we paid the purchasers a fee of $750,000, or 1.5% of the purchase price. Mr. Budde and Mmes. Craven and Garber are affiliated with the purchasers. Messrs. Kelly and Sook were elected to the Board of Directors by the purchasers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Securities Exchange Act of 1934 which were furnished to Penton during or with respect to 2002 by persons who were, at any time during 2002, directors or officers of Penton or beneficial owners of more than 10% of the outstanding shares of common stock, no such person failed to file on a timely basis any report required by such section during 2002.

PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT CERTIFIED ACCOUNTANTS OF PENTON FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002 (PROPOSAL 2)

WHAT ARE WE ASKING YOU TO APPROVE?

PricewaterhouseCoopers LLP, who served as auditors for the year ended December 31, 2002, has been selected by the Board, upon recommendation of the Audit Review Committee, to audit the consolidated financial statements of Penton for the year ending December 31, 2003. We are asking you to ratify this engagement. It is expected that one or more representatives of PricewaterhouseCoopers LLP will attend the annual meeting, with the opportunity to make a statement if they should so desire and will be available to respond to appropriate questions.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO PROPOSAL 2?

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT CERTIFIED ACCOUNTANTS.

WHAT VOTE IS REQUIRED FOR THIS PROPOSAL?

The affirmative vote of the holders of a majority of our outstanding stock present in person or represented by proxy and entitled to vote on this Proposal 2 is required to approve this Proposal 2. The holders of both our outstanding common stock and preferred stock are entitled to vote on this Proposal 2. Under applicable Delaware law, in determining whether this Proposal 2 has received the requisite number of affirmative votes, abstentions will be counted and have the same effect as a vote against this proposal and broker non-votes will not be counted for purposes of this proposal.

WHAT FEES HAVE BEEN PAID TO ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001?

AUDIT FEES

PricewaterhouseCoopers LLP has billed Penton $766,687, in the aggregate, for professional services rendered by PricewaterhouseCoopers LLP for the audit of Penton's annual consolidated financial statements for the fiscal year ended December 31, 2002, and the limited reviews of the unaudited condensed consolidated interim financial statements included in Penton's Forms 10-Q filed during the fiscal year ended December 31, 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

PricewaterhouseCoopers LLP did not render any services to Penton during the fiscal year ended December 31, 2002, related to financial information systems design and implementation.

ALL OTHER FEES

PricewaterhouseCoopers LLP has billed Penton $353,083, in the aggregate, for services rendered by PricewaterhouseCoopers LLP for all services other than those covered above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" during the fiscal year ended December 31, 2002. These services principally consisted of: (1) audits of employee benefits plans and for the issuance of consents and comfort letters, $250,159, and (2) income tax compliance and related tax services, $102,924.

PROPOSAL TO ADOPT AN AMENDMENT TO PENTON'S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT ONE OF TWO RATIOS (PROPOSAL 3)

WHAT ARE WE ASKING YOU TO APPROVE?

You are being asked to approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at either a ratio of one-for-two or one-for-three, which would have the effect of reducing the number of issued and outstanding shares of Penton common stock. The text of the amendment is set forth in Exhibit A attached to this proxy statement.

The Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend Penton's Restated Certificate of Incorporation to effect a reverse stock split of Penton common stock. If the reverse stock split is approved by the stockholders, the Board of Directors may subsequently effect, in its sole discretion, a one-for-two or one-for-three reverse stock split. Approval of this proposal by our stockholders would give the Board of Directors authority to implement the reverse stock split at any time prior to our annual meeting in 2004. In addition, notwithstanding approval of this proposal by the stockholders, the Board of Directors may, in its sole discretion, determine not to effect, and abandon, the reverse stock split without further action by our stockholders.

WHAT IS THE BACKGROUND AND REASONS FOR SEEKING THIS AMENDMENT?

We have been a public company and have been a listed company on the New York Stock Exchange since August 7, 1998. Since March of 2000, market prices for stocks trading in the United States markets, particularly the business to business media market, have generally declined. In order to reduce the number of shares of Penton common stock outstanding and thereby attempt to proportionally raise the per share price of Penton common stock, the Board of Directors believes that it is in the best interests of our stockholders for the Board of Directors to obtain the authority to implement a reverse stock split.

Among other requirements, the continued listing standards established by the NYSE provide that a company can be delisted if its average closing stock price is below $1.00 over a consecutive 30 trading day period. Once notified that it has fallen below this requirement, the company must bring its share price and average share price back above $1.00 by six months following receipt of the notification. In the event that at the expiration of the six-month cure period, both a $1.00 share price and a $1.00 average share price over the preceding 30 trading days are not attained, the NYSE will commence suspension and delisting procedures.

Notwithstanding the foregoing, if a company determines that, if necessary, it will cure the price condition by taking an action that will require approval of its stockholders, it must so inform the NYSE, must obtain the stockholder approval by no later than its next annual meeting, and must implement the action promptly thereafter. The price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above the level for at least the following 30 trading days.

On August 15, 2002, the average closing stock price of Penton common stock during the consecutive 30 trading day period prior to this date was below $1.00. At that time, we received a notice from the NYSE that we fell below the continued listing requirement. We responded to this notice and informed the NYSE of our intent to attempt to cure this condition by seeking approval from our stockholders at the annual meeting to effect a reverse stock split.

After six months following our receipt of this notice from the NYSE, we had not attained both a $1.00 share price and a $1.00 average share price over a consecutive 30 trading days. Consequently, in order to remain listed on the NYSE, we are seeking stockholder approval of the reverse stock split in order to increase our share price over $1.00. Failure to receive this stockholder approval and thereby achieve this price listing requirement would result in the removal of the listing of Penton common stock from the NYSE. This delisting would likely cause the trading volume of Penton common stock to decline, which could result in a further decline in the share price of Penton common stock.

The Board of Directors believes that it is in the interest of our stockholders and Penton for it to have the authority to effect the reverse stock split in order to return our share price to a price level more typical of share prices of widely-owned public companies. The Board of Directors believes that the higher share price of Penton common stock may meet investing guidelines for certain institutional investors and investment funds. In addition, the Board of Directors believes that our stockholders will benefit from relatively lower trading costs for a higher priced stock. The combination of lower transaction costs and increased interest from institutional investors and investment funds can ultimately improve the trading liquidity of our common stock.

If the stockholders approve this proposal, the reverse stock split will be effected, if at all, only upon a determination by the Board of Directors that the reverse stock split is in the best interests of the stockholders at that time. The Board of Directors reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the Board of Directors does not implement the reverse stock split prior to our annual meeting in 2004, the authority granted in this proposal to implement the reverse stock split on these terms will terminate.

WHAT ARE THE RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT?

There can be no assurance that the total market capitalization of Penton common stock (the aggregate value of all Penton common stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of Penton common stock following the reverse stock split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of Penton common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of Penton common stock outstanding before the reverse stock split. For example, based on the market price of Penton common stock on March 31, 2003 of $0.55 per share, if the Board of Directors decided to implement the one for two reverse stock split, there can be no assurance that the post-split market price of Penton common stock would be $1.10 per share or greater.

Accordingly, the total market capitalization of Penton common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of Penton common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

If the reverse stock split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of Penton common stock may not improve.

While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of Penton common stock may not necessarily improve.

A decline in the market price of Penton common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of Penton common stock could be adversely affected following such a reverse stock split.

If the reverse stock split is effected and the market price of Penton common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of Penton common stock will, however, also be based on Penton's performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of Penton common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

WHAT ARE THE MATERIAL EFFECTS OF THE PROPOSED REVERSE STOCK SPLIT?

If approved and effected, the reverse stock split will be realized simultaneously for all of Penton common stock and the ratio will be the same for all of Penton common stock. The reverse stock split will affect all of Penton's stockholders uniformly and will not affect any stockholder's percentage ownership interests in Penton, except to the extent that the reverse stock split would otherwise result in any of Penton's stockholders owning a fractional share or option. As described below, stockholders otherwise entitled to fractional shares as a result of the reverse stock split will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-reverse stock split stockholders to the extent there are stockholders presently who would otherwise receive less than one share of Penton common stock after the reverse stock split. In addition, the reverse stock split will not affect any stockholder's percentage ownership or proportionate voting power (subject to the treatment of fractional shares). However, because the number of authorized shares of Penton common stock will not be reduced, the reverse stock split will increase the Board of Directors' ability to issue authorized and unissued shares without further stockholder action.

The principal effects of the reverse stock split will be that:

     - the number of shares of Penton common stock issued and outstanding will be reduced from approximately 32.8 million shares as of April 1,2003, to a range of approximately 10.9 million to 16.4 million shares;

     - the number of shares that may be issued upon the exercise of conversion rights by holders of securities convertible into Penton common stock will be reduced proportionately based upon the reverse stock split ratio selected by the Board of Directors;

     - based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase shares of Penton common stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the reverse stock split; and

     - the number of shares reserved for issuance under the Equity and Performance Incentive Plan and the Director Stock Option Plan, and the number of shares issuable under the Management Stock Purchase Plan, will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors.

In addition, the reverse stock split will increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically may experience an increase in the cost of selling their shares, and may have greater difficulty in effecting sales.

WHAT WILL HAPPEN TO FRACTIONAL SHARES AS A RESULT OF THE REVERSE STOCK SPLIT?

You will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective date at the then prevailing prices on the open market on behalf of those holders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. After completing such sale, you will receive a cash payment from the transfer agent in an amount equal to your pro rata share of the total net proceeds of that sale. No transaction costs will be assessed on this sale, however, the proceeds will be subject to federal income tax. In addition, you will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date you receive your payment for the cashed-out shares. The payment amount will be paid to the holder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, you will have no further interest in Penton with respect to your cashed-out shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

If you do not hold sufficient Penton shares to receive at least one share in the reverse stock split and you want to continue to hold Penton common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed by the effective date:

     (1) purchase a sufficient number of shares of Penton common stock on the open market so that you hold at least an amount of shares of Penton common stock in your account prior to the reverse stock split that would entitle you to receive at least one share of Penton common stock on a post-reverse stock split basis; or

     (2) if applicable, consolidate your accounts so that you hold at least an amount of shares of Penton common stock in one account prior to the reverse stock split that would entitle you to receive at least one share of Penton common stock on a post-reverse stock split basis. Shares held in registered form (that is, shares held by you in your own name in Penton's stock records maintained by our transfer agent) and shares held in "street name" (that is, shares held by you through a bank, broker or other nominee), for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

You should be aware that, under the escheat laws of the various jurisdictions where you reside, where Penton is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

WHAT WILL BE THE EFFECT OF THE REVERSE STOCK SPLIT ON PENTON'S DIRECTORS AND EMPLOYEES?

     - If you are a Penton director or employee, the number of shares reserved for issuance under the Director Stock Option Plan and the Equity and Performance Incentive Plan, respectively, will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors. In addition, the number of shares issuable upon the exercise of options and the exercise price for such options will be adjusted based on the reverse stock split ratio selected by the Board of Directors.

     - If you are a current or former employee or a director of Penton, you may own Penton restricted stock units or you may own Penton common stock under the Management Stock Purchase Plan, the 401(k) Retirement Savings Plan or the Employee Stock Purchase Plan, all of which would all be adjusted based on the reverse stock split ratio selected by the Board of Directors.

WHAT WILL BE THE EFFECT OF THE REVERSE STOCK SPLIT ON REGISTERED AND BENEFICIAL STOCKHOLDERS?

Upon a reverse stock split, we intend to treat stockholders holding Penton common stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding Penton common stock in "street name." However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

WHAT WILL BE THE EFFECT OF THE REVERSE STOCK SPLIT ON PENTON'S PREFERRED STOCKHOLDERS?

If you are a holder of Penton's Series B Convertible Preferred Stock, the conversion price thereof, and consequently the number of shares of Penton common stock each convertible security is converted into, will be adjusted proportionately based on the reverse stock split ratio selected by the Board of Directors.

WHAT WILL BE THE EFFECT OF THE REVERSE STOCK SPLIT ON REGISTERED CERTIFICATE SHARES?

     - Some of our registered stockholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, National City Bank, as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent.

     - If you are entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under "Effect on Fractional Stockholders."

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

WHAT WILL BE THE EFFECT OF THE REVERSE STOCK SPLIT ON PENTON'S AUTHORIZED
SHARES?

The reverse stock split would affect all issued and outstanding shares of Penton common stock and outstanding rights to acquire Penton common stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of Penton common stock that are not issued or outstanding would increase due to the reduction in the number of shares of Penton common stock issued and outstanding based on the reverse stock split ratio selected by the Board of Directors. As of April 1, 2003, we had 155 million shares of authorized common stock and 32,805,103 shares of common stock issued and outstanding. We will continue to have 2,000,000 authorized shares of preferred stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of Penton common stock will be diluted.

ARE THERE ANY MATERIAL ACCOUNTING CONSEQUENCES OF THE REVERSE STOCK SPLIT?

The reverse stock split will not affect the par value of Penton common stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to Penton common stock on its balance sheet will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss of Penton common stock will be restated because there will be fewer shares of Penton's common stock outstanding.

DOES THE REVERSE STOCK SPLIT HAVE ANY ANTI-TAKEOVER IMPLICATIONS?

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of Penton with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate Penton's shares of common stock or obtain control of Penton, nor is it part of a plan by management to recommend to the Board and stockholders a series of amendments to our Restated Certificate of Incorporation. Other than this reverse stock split proposal and any other proposal contained in this proxy statement, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Penton.

HOW WILL THE REVERSE STOCK SPLIT BE EFFECTED?

If the stockholders approve the proposal to authorize the reverse stock split and the Board of Directors decides to implement the reverse stock split at any time prior to our next annual meeting of stockholders, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend our existing Restated Certificate of Incorporation. The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is set forth in Exhibit A to this proxy statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split.

DO STOCKHOLDERS HAVE APPRAISAL RIGHTS IN CONNECTION WITH THE REVERSE STOCK
SPLIT?

No. Under the General Corporation Law of the state of Delaware, our stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT?

The following is a summary of certain material United States federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i. e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the stockholder's particular facts and circumstances. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: (a) a citizen or resident of the United States; (b) a corporation or partnership (or other entity taxed as a corporation or partnership) created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; (c) an estate the income of which is subject to federal income tax regardless of its source; or (d) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Other than with respect to any cash payments received in lieu of fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefor. In general, stockholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will be deemed for federal income tax purposes to have first received the fractional share interests and then to have had those fractional share interests redeemed for cash, recognizing gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

The receipt of cash instead of a fractional share of Penton common stock by a United States holder of Penton common stock will generally result in a taxable gain or loss equal to the difference between the amount of cash received and the holder's adjusted tax basis in the fractional share as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder's holding period is greater than one year as of the effective date.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO PROPOSAL 3?

THE BOARD OF DIRECTORS HAS APPROVED THE REVERSE STOCK SPLIT. THE BOARD BELIEVES THAT THE REVERSE STOCK SPLIT IS IN THE BEST INTERESTS OF PENTON AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 3.

WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL 3?

The affirmative vote of the holders of a majority of our outstanding stock entitled to vote on this Proposal 3 is required to approve this Proposal 3. The holders of both our outstanding common stock and preferred stock are entitled to vote on this Proposal 3. Under applicable Delaware law, in determining whether this Proposal 3 has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and have the same effect as a vote against the proposal.

PROPOSAL TO ADOPT AN AMENDMENT TO SECTION 5A OF THE CERTIFICATE OF DESIGNATIONS GOVERNING PENTON'S SERIES B CONVERTIBLE PREFERRED STOCK TO AMEND THE DEFINITION OF "CHANGE OF CONTROL CAP" (PROPOSAL 4)

WHAT ARE WE ASKING YOU TO APPROVE?

You are being asked to adopt an amendment to Section 5A of the Certificate of Designations governing our outstanding preferred stock to make a technical correction to the formula used to calculate the Change of Control Cap. This proposal to amend this definition would be accomplished by replacing the third sentence of Section 5A of the Certificate of Designations in its entirety with the text set forth on Exhibit B to this proxy statement.

WHAT IS THE CHANGE OF CONTROL CAP?

The Change of Control Cap is designed to prevent any holder or group of holders of our outstanding preferred stock from becoming, by virtue of the holder's ownership of preferred stock, the beneficial owner of more than 35% of our voting equity interests. Voting equity interests means our outstanding capital stock entitled to vote in the election of directors -- currently our outstanding common stock and preferred stock.

If any person or group becomes the beneficial owner of more than 35% of our voting equity interests, a "Change of Control" will occur under the indentures governing our outstanding 10 3/8% senior subordinated notes due 2011 and 11 7/8% senior secured notes due 2007. As a result, each holder of these notes would have the right to require us to repurchase all or any part of the holder's notes in integral multiples of $1,000 on a date that is not later than 35 business days after the occurrence of the Change of Control at a price equal to 101% of the principal amount of the notes tendered plus accrued and unpaid interest. In addition, any event that would constitute a Change of Control under the indentures would also constitute an event of default under our credit facility, which would cause any amounts outstanding thereunder to become immediately due and payable. Finally, a Change of Control would entitle each holder of shares of preferred stock to cause us to redeem all of the preferred stock held by such holder for an amount per share equal to the product of the number of shares of common stock into which the share of preferred stock is convertible multiplied by the greater of the current market price of our common stock or the applicable share minimum. The applicable share minimum is currently $15.18 per share, and would increase proportionally to any decrease in our outstanding common stock as a result of the reverse stock split, if approved and implemented. Currently, we do not have sufficient funds to pay these amounts.

WHY ARE WE SEEKING THIS AMENDMENT?

As currently drafted, the Change of Control Cap looks at each individual holder of preferred stock and calculates the number of votes the holder has with respect to the preferred stock it owns. However, if two holders of preferred stock own more than 35% of our voting equity interests, which is the maximum number of stockholders that could exceed the 35% threshold, the formula will not work to properly limit the number of votes to which either preferred stockholder is entitled. The revised formula proposed by this amendment will correct this problem.

WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF VOTING FOR PROPOSAL 4?

The advantage of approving this proposal is that it will eliminate the ability of any preferred stockholder to become the beneficial owner of more than 35% of our voting equity interests as a result of the holder's ownership of preferred stock. This, in turn, will prevent a Change of Control from occurring under the indentures governing our outstanding bonds, a default from occurring under our credit facility and the holders of preferred stock from causing us to redeem their preferred stock, in each case solely as a result of a preferred stockholder's ownership of preferred stock.

There are no disadvantages to the holders of our common stock from approving this proposal. Currently, there are no disadvantages to the holders of our preferred stock from approving this proposal as we do not currently have sufficient funds to redeem the preferred stock upon a change of control.

WILL THIS AMENDMENT PREVENT A CHANGE OF CONTROL FROM OCCURRING?

No. This amendment will not prevent a Change of Control from occurring if any person becomes the beneficial owner of more than 35% of our voting equity interests through ownership of our common stock alone. This amendment only reduces the number of votes a preferred stockholder has with respect to the holder's preferred stock, but not below zero. It does not limit the number of votes the holder has with respect to any common stock held or the number of votes a stockholder that only owns common stock has.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO PROPOSAL 4?

THE BOARD OF DIRECTORS HAS APPROVED THE ADOPTION OF THIS AMENDMENT TO SECTION 5A OF THE CERTIFICATE OF DESIGNATIONS GOVERNING PENTON'S SERIES B CONVERTIBLE PREFERRED STOCK TO AMEND THE DEFINITION OF "CHANGE OF CONTROL CAP." THE BOARD BELIEVES THAT PROPOSAL 4 IS IN THE BEST

INTERESTS OF PENTON AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 4.

WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL 4?

The affirmative vote of the holders of a majority of our outstanding stock entitled to vote on this Proposal 4 is required to approve this Proposal 4. The holders of both our outstanding common stock and preferred stock, voting together as a single class, are entitled to vote on this Proposal 4. Under applicable Delaware law, in determining whether Proposal 4 has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and have the same effect as a vote against the proposal.

In addition, under applicable Delaware law and the Certificate of Designation governing our preferred stock, the holders of the preferred stock are entitled to vote separately as a class on Proposal 4 because Proposal 4 adversely affects the terms of the preferred stock. The terms of the preferred stock require an affirmative vote by 75% of the outstanding shares of preferred stock to approve this Proposal 4.

PROPOSAL TO ADOPT AN AMENDMENT TO PENTON'S RESTATED CERTIFICATE OF INCORPORATION TO REMOVE THE PROVISION LIMITING THE NUMBER OF DIRECTORS TO THIRTEEN (PROPOSAL
5)

WHAT ARE WE ASKING YOU TO APPROVE?

You are being asked to adopt an amendment to Penton's Restated Certificate of Incorporation to remove the provision of Section 7.1 that limits the number of directors to thirteen. Currently, Section 7.1 of our charter provides that "under no circumstance shall the number of directors exceed thirteen (13)." This proposal to remove this limit would be accomplished by amending Section 7.1 of our Restated Certificate of Incorporation to delete this language.

WHY ARE WE SEEKING THIS AMENDMENT?

As discussed above under "Agreement Regarding Board Representation," upon the happening of certain events, the holders of preferred stock have the right to designate up to a majority of the members to our Board of Directors. Currently, the only way they can exercise this right should it arise is for current members of the Board of Directors to resign. While several of our current directors have agreed to resign should the need arise in order to honor this obligation, we may desire instead to increase the size of the Board beyond thirteen members subject to the approval of the holders of our preferred stock.

In addition, the current limit is unusual for a publicly traded company. This provision was placed in our charter when we were spun off from Pittway Corporation in August 1998. At that time, approximately 24% of our outstanding common stock was owned by a related group of investors, which group constituted our single largest stockholder. This group also had representatives on our Board of Directors that constituted five of our eleven directors at the time.

Since August 1998, this group of investors has sold almost all of their Penton common stock. Currently, members of this group own approximately 1.2% of our common stock. In addition, only two directors, Messrs. Harris and Schwartz, remain on our Board from the original five members who were affiliated with this group of stockholders. Consequently, we believe it is no longer appropriate to have this limit in our charter.

WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF VOTING FOR PROPOSAL 5?

The advantage of approving this proposal is that it provides greater flexibility to the Board of Directors in complying with its obligation to appoint additional designees of the holders of preferred stock to the Board of Directors. If you do not approve this proposal and the need should arise to appoint more designees of the preferred stock holders to the Board of Directors, current members of the Board of

Directors would need to resign. Consequently, we would lose the valuable experience and expertise of the resigning directors. In addition, this amendment would bring our charter more in line with other publicly traded companies.

We do not believe that there are any disadvantages to approving this proposal.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO PROPOSAL 5?

THE BOARD OF DIRECTORS HAS APPROVED THE ADOPTION OF THIS AMENDMENT TO PENTON'S RESTATED CERTIFICATE OF INCORPORATION TO REMOVE THE PROVISION IN SECTION 7.1 LIMITING THE NUMBER OF DIRECTORS TO THIRTEEN. THE BOARD BELIEVES THAT PROPOSAL 5 IS IN THE BEST INTERESTS OF PENTON AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 5.

WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL 5?

Under our Restated Certificate of Incorporation, the affirmative vote of two-thirds of the voting power of our outstanding shares of capital stock entitled to vote on this Proposal 5 is required to approve this Proposal 5. The holders of both our outstanding common stock and preferred stock are entitled to vote on this Proposal 5. Under applicable Delaware law, in determining whether this Proposal 5 has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and have the same effect as a vote against the proposal.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

Stockholders who intend to have a proposal considered for inclusion in Penton's proxy materials for presentation at the 2004 annual stockholders meeting must submit the proposal to Penton no later than December 31, 2003. Stockholders who intend to present a proposal at the 2004 annual meeting without inclusion of such proposal in Penton's proxy materials are required to provide notice of such proposal to Penton in accordance with the advance notice procedures for stockholder proposals set forth in Penton's Bylaws and summarized below. Penton reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual or special meeting of stockholders of Penton, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual or special meeting may only consider proposals or nominations brought before the meeting by Penton, by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to Penton's Secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting.

To be timely, notice by stockholders of nominations or proposals to be brought before any special meeting of stockholders must be delivered to the Secretary of Penton not earlier than the 90th day prior to such meeting and not later than the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Notice by stockholders of nominations or proposals to be brought before any annual meeting must be received by the Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders or, if the date of the annual meeting is more than 30 days prior to or more than 60 days after the preceding anniversary date, notice by the stockholder will be timely if received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following public announcement of such meeting.

Each notice by stockholders must set forth (i) the name and address of the stockholder who intends to make the nomination or proposal and of any beneficial owner on whose behalf the nomination or proposal is made and (ii) the class and number of shares of common stock that are owned beneficially and of record by such stockholder and beneficial owner, if any. In the case of a stockholder proposal, the notice must also set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder or beneficial owner, if any, in that proposed business. In the case of nomination of any person for election as a director, the notice must also set forth any information regarding the nominee proposed by the stockholder that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and the consent, if so required, of the nominee to be named in a proxy statement as a candidate for election and to serve as a director of Penton if elected.

OTHER MATTERS

The management of Penton does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.

ANNUAL REPORT

Penton's annual report for the year ended December 31, 2002, is enclosed with this proxy statement. Stockholders are referred to the report for financial and other information about Penton. Other than Items 7, 7A, 8 and 9 of the Form 10-K included in such annual report, which items are incorporated into this proxy statement by reference, such report is not incorporated by reference into this proxy statement and is not to be deemed a part of the proxy soliciting material.

                                          By Order of the Board of Directors

                                          /s/ Preston L. Vice
                                          PRESTON L. VICE
                                          Secretary

Cleveland, Ohio
May 1, 2003

                                                                       EXHIBIT A

                      FORM OF CERTIFICATE OF AMENDMENT TO

          RESTATED CERTIFICATE OF INCORPORATION OF PENTON MEDIA, INC.

     Penton Media, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

     FIRST: This Certificate of Amendment amends the provisions of the Corporation's Restated Certificate of Incorporation (the "Certificate of Incorporation").

     SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     THIRD: Article IV of the Certificate of Incorporation is hereby amended by deleting Section 4.1 in its entirety and replacing it with the following:

     "4.1. Capital Stock. The total number of shares of stock which the Corporation has authority to issue is One Hundred Fifty-Seven Million (157,000,000) shares, consisting of Two Million (2,000,000) shares of Preferred Stock, par value $.01 per share, and One Hundred Fifty-Five Million (155,000,000) shares of Common Stock, par value $.01 per share.

     Upon this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), every [three] [two] shares of the Corporation's common stock, par value $.01 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of common stock, par value $.01 per share, of the Corporation (the "New Common Stock").

     Notwithstanding the immediately preceding paragraph, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to National City Bank, the transfer agent, as agent for, the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock on the New York Stock Exchange at the time of sale. After such sale and upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

     Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any factional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this [ ] day of
[          ], 200[ ].

                                          PENTON MEDIA, INC.

                                          By:
                                          --------------------------------------
                                            Name
                                            Title

                                                                       EXHIBIT B

As used herein, the term "Change of Control Cap" means, with respect to each of the two holders of shares of Series B Preferred Stock that possess the most aggregate votes of the aggregate Voting Equity Interests of the Corporation before application of the Change of Control Cap, the quotient obtained by dividing (A) the difference between (x) the product of 3.5 times the aggregate votes of the aggregate Voting Equity Interests of the Corporation (other than with respect to the shares of Series B Preferred Stock held by both of such holders or shares of Common Stock issuable pursuant to Section 6 upon conversion of Series B Preferred Stock held by both of such holders), less (y) the product of 6.5 times the aggregate votes of the aggregate Voting Equity Interests of the Corporation held by such holder (other than with respect to the shares of Series B Preferred Stock held by such holder or shares of Common Stock issuable pursuant to Section 6 upon conversion of Series B Preferred Stock held by such holder), less (z) the product of 3.5 times the aggregate votes of the aggregate Voting Equity Interests of the Corporation held by such other holder (other than with respect to the shares of Series B Preferred Stock held by such other holder or shares of Common Stock issuable pursuant to Section 6 upon conversion of Series B Preferred Stock held by such other holder) by (B) 3; provided, however, that if the Change of Control Cap resulting from the foregoing calculation for the holder of Series B Preferred Stock having the lesser number of aggregate votes of the aggregate Voting Equity Interests of the Corporation is greater than the aggregate votes of the shares of Series B Preferred Stock held by such holder, then such holder's votes with respect to its Series B Preferred Stock will not be limited, and the Change in Control Cap for the holder of Series B Preferred Stock having the greater number of aggregate votes of the aggregate voting Equity Interests of the Corporation will be calculated as the quotient obtained by dividing (A) the difference between (x) the product of .35 times the aggregate votes of the aggregate Voting Equity Interests of the Corporation (other than with respect to any shares of Series B Preferred Stock held by such holder or shares of Common Stock issuable pursuant to Section 6 upon conversion of Series B Preferred Stock held by such holder) less (y) the aggregate votes of the aggregate Voting Equity Interests held by such holder (other than with respect to any shares of Series B Preferred Stock held by such holder or shares of Common Stock issuable pursuant to Section 6 upon conversion of Series B Preferred Stock held by such holder) by (B) .65; provided further, however, that if the Change of Control Cap resulting from the calculation set forth in the foregoing proviso for the holder of Series B Preferred Stock having the greater number of aggregate votes of the aggregate Voting Equity Interests of the Corporation is greater than the aggregate votes of the shares of Series B Preferred Stock held by such holder, then such holder's votes with respect to its Series B Preferred Stock will not be limited.

                            YOUR VOTE IS IMPORTANT!

         PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND
                RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                                SEE REVERSE SIDE

                              FOLD AND DETACH HERE

                               PENTON MEDIA, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2003

                  FOR HOLDERS OF COMMON STOCK, PAR VALUE $.01

     THOMAS L. KEMP, DANIEL J. RAMELLA and PRESTON L. VICE (each with full power of substitution) are hereby authorized to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of Penton Media, Inc. to be held on June 12, 2003, and at any adjournment thereof, as follows on the reverse side and below. The shares represented by this proxy will be voted as directed, but if no direction is given, the shares will be voted FOR the election as director of the named nominee and FOR each of items 2-5, inclusive.

                                                                       FOR          WITHHOLD       FOR ALL
                                                                       ALL            ALL           EXCEPT
 1.  Election of Director -- Nominee: 01-Daniel J. Ramella             [ ]            [ ]            [ ]

                                                                       FOR          AGAINST        ABSTAIN
 2.  Approve the appointment of independent accountants for
     fiscal year 2003.                                                 [ ]            [ ]            [ ]
 3.  Approve an amendment to Penton's Restated Certificate of
     Incorporation to effect a reverse stock split at one of two
     ratios.                                                           [ ]            [ ]            [ ]

                 (Continued and to be signed on reverse side.)

                              FOLD AND DETACH HERE

                          (Continued from other side)

                                                                       FOR          AGAINST        ABSTAIN
 4.  Approve an amendment to the terms of Penton's outstanding preferred stock to amend the definition of "Change of
     Control Cap."                                                     [ ]            [ ]            [ ]
 5.  Approve an amendment to Penton's Restated Certificate of
     Incorporation to remove the provision limiting the number of
     directors to thirteen.                                            [ ]            [ ]            [ ]

                                                  The undersigned acknowledges
                                                  receipt of the Notice of
                                                  Annual Meeting of Stockholders
                                                  and the Proxy Statement.

                                                   Dated ---------------, 2003




                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                           Signature(s)

                                                  NOTE:  Please sign exactly as
                                                         your name appears.
                                                         Joint owners should
                                                         each sign personally.
                                                         Where applicable,
                                                         indicate your official
                                                         position or
                                                         representative
                                                         capacity.

                            YOUR VOTE IS IMPORTANT!

         PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND
                RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                                SEE REVERSE SIDE

                              FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                               PENTON MEDIA, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2003

      FOR HOLDERS OF SERIES B CONVERTIBLE PREFERRED STOCK, PAR VALUE $.01

    THOMAS L. KEMP, DANIEL J. RAMELLA and PRESTON L. VICE (each with full power of substitution) are hereby authorized to vote all the shares of Preferred Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of Penton Media, Inc. to be held on June 12, 2003, and at any adjournment thereof, as follows on the reverse side and below. The shares represented by this proxy will be voted as directed, but if no direction is given, the shares will be voted FOR the election as directors of the named nominees and FOR each of items 2-5, inclusive.

                                                                                  WITHHOLD       FOR ALL
                                                                     FOR ALL         ALL         EXCEPT
 1.  Election of Directors --                                         [ ]           [ ]           [ ]
     Nominees: 01-Vincent D. Kelly, 02-Daniel J. Ramella,
     03-Perry A. Sook
     ------------------------------------------------------------
                (Except nominee(s) written above)

                                                                       FOR         AGAINST       ABSTAIN
 2.  Approve the appointment of independent accountants for
     fiscal year 2003.                                                [ ]           [ ]           [ ]

                 (Continued and to be signed on reverse side.)

                              FOLD AND DETACH HERE

                          (Continued from other side)

                                                                       FOR          AGAINST        ABSTAIN
 3.  Approve an amendment to Penton's Restated Certificate of
     Incorporation to effect a reverse stock split at one of two
     ratios.                                                           [ ]            [ ]            [ ]
 4.  Approve an amendment to the terms of Penton's outstanding preferred stock to amend the definition of "Change of
     Control Cap."                                                     [ ]            [ ]            [ ]
 5.  Approve an amendment to Penton's Restated Certificate of
     Incorporation to remove the provision limiting the number of
     directors to thirteen.                                            [ ]            [ ]            [ ]

                                                  The undersigned acknowledges
                                                  receipt of the Notice of
                                                  Annual Meeting of Stockholders
                                                  and the Proxy Statement.

                                                   Dated ---------------, 2003




                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                           Signature(s)

                                                  NOTE:  Please sign exactly as
                                                         your name appears.
                                                         Joint owners should
                                                         each sign personally.
                                                         Where applicable,
                                                         indicate your official
                                                         position or
                                                         representative
                                                         capacity.